                               EXHIBIT (8)(b)(2)

                  AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT
                                     (AIM)

                                AMENDMENT NO. 5
                                ---------------

                            PARTICIPATION AGREEMENT
                            -----------------------

The Participation Agreement (the "Agreement"), dated as of May 1, 1998, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), a Delaware trust; A I M Distributors, Inc., a Delaware corporation; Transamerica Life Insurance Company (formerly PFL Life Insurance Company), an Iowa life insurance company; and AFSG Securities Corporation, a Pennsylvania corporation, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A
                                  ----------

---------------------------------------------------------------------------------------------------------------------------
           FUNDS AVAILABLE                         SEPARATE ACCOUNTS                           POLICIES FUNDED
           ---------------                         -----------------                           ---------------
              UNDER THE                           UTILIZING THE FUNDS                              BY THE
              ---------                           -------------------                              ------
              POLICIES                                                                        SEPARATE ACCOUNTS
              --------                                                                        -----------------
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                   Retirement Builder Variable Annuity     Transamerica Life Insurance Company
AIM V.I. Capital Appreciation Fund       Account                                 Policy Form No. AV288-101-95-796
AIM V.I. Dent Demographic Trends Fund    (formerly PFL Retirement Builder        (including successors forms, addenda and
AIM V.I. Government Securities Fund      Variable Annuity Account)               endorsements may vary by state under
AIM V.I. Growth Fund                                                             marketing names:  "Retirement Income
AIM V.I. Growth and Income Fund          Legacy Builder Variable Life            Builder II Variable Annuity," "Portfolio
AIM V.I. International Equity Fund       Separate Account                        Select Variable Annuity" and "Premier
AIM V.I. Value Fund                                                              Asset Builder Variable Annuity")
                                         PFL Variable Life Account A
                                                                                 Transamerica Life Insurance Company
                                         Separate Account VA A                   Policy Form No. WL851 136 58 699 under
                                         (formerly PFL Life Variable Annuity     the marketing name "Legacy Builder Plus"
                                         Account A)
                                                                                 Transamerica Life Insurance Company
                                         Separate Account VA F                   Policy Form No. APUL0600 699 under the
                                                                                 marketing name "Variable Protector"
                                         Separate Account VA J
                                                                                 Transamerica Life Insurance Company
                                         PFL Corporate Account One               Policy Form No. AV337 101 100397 under
                                         (1940 Act Exclusion)                    the marketing name "The Atlas Portfolio
                                                                                 Builder Variable Annuity"

                                                                                 Transamerica Life Insurance Company
                                                                                 Policy Form No. AVI 200 1 0100 under the
                                                                                 marketing name "Immediate Income Builder
                                                                                 II"

                                                                                 Advantage V, Variable Universal Life
                                                                                 Policy (1933 Act Exempt)
--------------------------------------------------------------------------------------------------------------------------

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: July 1, 2001

                                       AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin            By: /s/ Carol F. Relihan
        -------------------               ---------------------
Name:   Nancy L. Martin                Name:   Carol F. Relihan
Title:  Assistant Secretary            Title:  Senior Vice President

                                       A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin            By: /s/ Michael J. Cemo
        -------------------                --------------------
Name:   Nancy L. Martin                Name:   Michael J. Cemo
Title:  Assistant Secretary            Title:  President

                                       TRANSAMERICA LIFE INSURANCE COMPANY


Attest: /s/ Frank A. Camp              By: /s/ Larry N. Norman
        -------------------------          --------------------
Name:   Frank A. Camp                  Name:   Larry N. Norman
Title:  Vice President & Division      Title:  President
        General Counsel

                                       AFSG SECURITIES CORPORATION


Attest: /s/ Frank A. Camp              By: /s/ Larry N. Norman
        -------------------------          --------------------
Name:   Frank A. Camp                  Name:   Larry N. Norman
Title:  Secretary                      Title:  President